Waste Connections Reports Second Quarter 2015 Results

-- Reports 5.2% solid waste price + volume growth

-- Solid waste margins expand approximately 180 basis points

-- Adjusted EBITDA* of $177.7 million, or 33.4% of revenue

-- GAAP EPS of $0.46 and adjusted EPS* of $0.50

-- YTD net cash provided by operating activities of $319.2 million, up 14.1%

-- YTD free cash flow* of $220.1 million, or 21.2% of revenue

-- Remains on target to repurchase between 2% and 3% of outstanding shares in 2015

THE WOODLANDS, Texas, July 27, 2015 /PRNewswire/ -- Waste Connections, Inc. (NYSE: WCN) today announced its results for the second quarter of 2015. Revenue in the second quarter was $531.3 million, as compared to revenue of $524.7 million in the year ago period. Operating income was $110.0 million compared to $118.5 million in the second quarter of 2014. Adjusted EBITDA* in the current year period was $177.7 million, as compared to adjusted EBITDA of $182.5 million in the prior year period. Adjusted EBITDA, a non-GAAP measure, excludes the impact of items such as impairments and other operating charges or gains, and acquisition-related costs, as shown in the detailed reconciliation in the attached table.

Net income attributable to Waste Connections in the quarter was $57.4 million, or $0.46 per share on a diluted basis of 124.4 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $62.7 million, or $0.50 per share on a diluted basis of 124.8 million shares.

Adjusted net income attributable to Waste Connections* in the quarter was $61.7 million, or $0.50 per share, versus $66.4 million, or $0.53 per share, in the prior year period. Adjusted net income and adjusted net income per diluted share, both non-GAAP measures, primarily exclude the impact of acquisition-related items such as amortization of intangibles and transaction costs, all net of tax, as shown in the detailed reconciliation in the attached table.

"Strong organic growth and an approximate 180 basis points year-over-year margin expansion in solid waste enabled us to once again meet or exceed the upper end of expectations for the quarter. We are pleased to report that solid waste collection activity, disposal volumes and recycled commodity values improved throughout the period, providing good momentum into the second half of the year. And E&P waste activity played out as expected," said Ronald J. Mittelstaedt, Chief Executive Officer and Chairman. "Given these trends and our expected continuing strong operating performance, we believe we are on track to report approximately $2.11 billion and $705 million of revenue and adjusted EBITDA, respectively, in 2015, meeting or exceeding full year expectations updated in April. In addition, with year-to-date free cash flow of $220 million, or over 21% of revenue, we remain on track to deliver at least $350 million of free cash flow for the year."

Mr. Mittelstaedt added, "Our recently announced $500 million note offering will expand our available liquidity to more than $1 billion, pre-positioning the balance sheet for any increase in acquisition activity or return of capital to stockholders. But as always, discipline and prudence remain hallmarks of our capital deployment strategy."

For the six months ended June 30, 2015, revenue was $1.04 billion, as compared to revenue of $1.01 billion in the year ago period. Operating income was $211.9 million compared to $218.4 million for the same period in 2014.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule

Adjusted EBITDA for the six months ended June 30, 2015, was $346.0 million, as compared to adjusted EBITDA of $346.6 million in the prior year period. Net income attributable to Waste Connections for the six months ended June 30, 2015, was $109.2 million, or $0.88 per share on a diluted basis of 124.4 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $111.7 million, or $0.89 per share on a diluted basis of 124.8 million shares. Adjusted net income attributable to Waste Connections* for the six months ended June 30, 2015, was $118.6 million, or $0.95 per share, compared to $121.3 million, or $0.97 per share, in the year ago period.

Waste Connections, Inc. is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets. Through its R360 Environmental Solutions subsidiary, the Company is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than two million residential, commercial, industrial, and exploration and production customers from a network of operations in 32 states. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in The Woodlands, Texas.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (832) 442-2200.

Information Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking in nature, including statements related to: the Company's expected 2015 financial results; capital expenditures; the Company's ability to generate free cash flow; trends in our business; expected acquisition activity; the Company's ability to close its recently announced note offering; the Company's ability to finance additional acquisitions; and the expected return of capital to stockholders. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or comparable terminology, or by discussions of strategy. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) negative trends or volatility in crude oil prices may adversely affect the level of exploration, development and production activity of E&P companies and the demand for our E&P waste services; (2) our results are vulnerable to economic conditions; (3) our E&P waste business depends on the willingness of E&P companies to outsource their waste services activities; (4) our industry is highly competitive and includes larger and better capitalized companies, companies with lower prices, return expectations or other advantages, and governmental service providers, which could adversely affect our ability to compete and our operating results; (5) our financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (6) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (7) our indebtedness could adversely affect our financial condition and limit our financial flexibility; (8) price increases may not be adequate to offset the impact of increased costs, or may cause us to lose volume; (9) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; (10) we have limited experience in running an E&P waste treatment, recovery and disposal business; (11) the seasonal nature of our business and "event-driven" waste projects cause our results to fluctuate; (12) we may lose contracts through competitive bidding, early termination or governmental action; (13) alternatives to landfill disposal may cause our revenues and operating results to decline; (14) increases in labor costs could impact our financial results; (15) increases in the price of diesel or compressed natural gas fuel may adversely affect our collection business and reduce our operating margins; (16) labor union activity could divert management attention and adversely affect our operating results; (17) we could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate and the accrued pension benefits are not fully funded; (18) our financial results could be adversely affected by impairments of goodwill or indefinite-lived intangibles; (19) pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements; (20) we may be subject in the normal course of business to judicial, administrative or other third-party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (21) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (22) we rely on computer systems to run our business and disruptions or privacy breaches in these systems could impact our ability to service our customers and adversely affect our financial results, damage our reputation, and expose us to litigation risk; (23) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses, and the success of our acquisitions; (24) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, or that become more adverse to our business than we anticipated at the time of acquisition; (25) extensive and evolving environmental, health and safety laws and regulations may restrict our operations and growth and increase our costs; (26) our E&P waste business could be adversely affected by changes in laws regulating E&P waste; (27) changes in laws or government regulations regarding hydraulic fracturing could increase our customers' costs of doing business and reduce oil and gas production by our customers, which could adversely impact our business; (28) future changes in laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results; (29) extensive regulations that govern the design, operation and closure of landfills may restrict our landfill operations or increase our costs of operating landfills; (30) our financial results are based upon estimates and assumptions that may differ from actual results; (31) our accruals for our landfill site closure and post-closure costs may be inadequate; (32) we depend significantly on the services of the members of our senior and regional management team, and the departure of any of those persons could cause our operating results to suffer; (33) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (34) liabilities for environmental damage may adversely affect our financial condition, business and earnings; and (35) if we are not able to develop and protect intellectual property, or if a competitor develops or obtains exclusive rights to a breakthrough technology, our financial results may suffer. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

– financial tables attached –

CONTACT:

Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

WASTE CONNECTIONS, INC. CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2015 (Unaudited) (in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2014	2015	2014	2015

Revenues	$ 524,693	$ 531,312	$ 1,006,402	$ 1,037,412
Operating expenses:
Cost of operations	286,950	297,437	550,011	578,560
Selling, general and administrative	56,526	57,264	112,172	115,409
Depreciation	57,105	59,639	112,922	116,945
Amortization of intangibles	6,720	7,264	13,456	14,263
Impairments and other operating charges (gains)	(1,074)	(316)	(549)	346
Operating income	118,466	110,024	218,390	211,889

Interest expense	(15,940)	(15,322)	(32,851)	(31,018)
Other income (expense), net	911	92	1,053	(128)
Income before income tax provision	103,437	94,794	186,592	180,743

Income tax provision	(40,537)	(37,153)	(74,470)	(71,020)
Net income	62,900	57,641	112,122	109,723
Less: net income attributable to noncontrolling interests	(236)	(281)	(443)	(539)
Net income attributable to Waste Connections	$ 62,664	$ 57,360	$ 111,679	$ 109,184

Earnings per common share attributable to Waste Connections' common stockholders:
Basic	$ 0.50	$ 0.46	$ 0.90	$ 0.88

Diluted	$ 0.50	$ 0.46	$ 0.89	$ 0.88

Shares used in the per share calculations:
Basic	124,230,572	124,079,184	124,096,619	124,044,130
Diluted	124,848,351	124,352,062	124,781,097	124,360,059
Cash dividends per common share	$ 0.115	$ 0.13	$ 0.23	$ 0.26

WASTE CONNECTIONS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in thousands, except share and per share amounts)

	December 31, 2014	June 30, 2015
ASSETS
Current assets:
Cash and equivalents	$14,353	$15,624
Accounts receivable, net of allowance for doubtful accounts of $9,175 and $8,343 at December 31, 2014 and June 30, 2015, respectively	259,969	256,139
Deferred income taxes	49,508	42,581
Prepaid expenses and other current assets	42,314	28,072
Total current assets	366,144	342,416

Property and equipment, net	2,594,205	2,598,865
Goodwill	1,693,789	1,722,324
Intangible assets, net	509,995	537,657
Restricted assets	40,841	41,737
Other assets, net	40,293	41,472
	$5,245,267	$5,284,471
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$120,717	$129,836
Book overdraft	12,446	12,424
Accrued liabilities	120,947	132,509
Deferred revenue	80,915	84,563
Current portion of contingent consideration	21,637	23,986
Current portion of long-term debt and notes payable	3,649	3,942
Total current liabilities	360,311	387,260

Long-term debt and notes payable	1,971,152	1,930,483
Long-term portion of contingent consideration	48,528	49,099
Other long-term liabilities	92,900	99,052
Deferred income taxes	538,635	545,186
Total liabilities	3,011,526	3,011,080

Commitments and contingencies

Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	-	-
Common stock: $0.01 par value; 250,000,000 shares authorized; 123,984,527 and 123,419,698 shares issued and outstanding at December 31, 2014 and June 30, 2015, respectively	1,240	1,234
Additional paid-in capital	811,289	775,472
Accumulated other comprehensive loss	(5,593)	(7,597)
Retained earnings	1,421,249	1,498,230
Total Waste Connections' equity	2,228,185	2,267,339
Noncontrolling interest in subsidiaries	5,556	6,052
Total equity	2,233,741	2,273,391
	$5,245,267	$5,284,471

WASTE CONNECTIONS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS SIX MONTHS ENDED JUNE 30, 2014 AND 2015 (Unaudited) (Dollars in thousands)

	Six months ended
	June 30,
	2014	2015

Cash flows from operating activities:
Net income	$112,122	$109,723
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on disposal of assets and impairments	(1,465)	(582)
Depreciation	112,922	116,945
Amortization of intangibles	13,456	14,263
Deferred income taxes, net of acquisitions	7,114	14,725
Amortization of debt issuance costs	1,594	1,777
Equity-based compensation	9,444	9,580
Interest income on restricted assets	(235)	(215)
Interest accretion	2,427	3,704
Excess tax benefit associated with equity-based compensation	(7,096)	(1,850)
Adjustments to contingent consideration not settled in cash	916	928
Net change in operating assets and liabilities, net of acquisitions	28,482	50,219
Net cash provided by operating activities	279,681	319,217

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(29,596)	(91,724)
Proceeds from adjustment to acquisition consideration	843	-
Capital expenditures for property and equipment	(83,679)	(102,170)
Proceeds from disposal of assets	5,863	1,290
Increase in restricted assets, net of interest income	(2,015)	296
Other	589	568
Net cash used in investing activities	(107,995)	(191,740)

Cash flows from financing activities:
Proceeds from long-term debt	122,000	336,000
Principal payments on notes payable and long-term debt	(259,682)	(381,226)
Payment of contingent consideration recorded at acquisition date	(542)	(190)
Change in book overdraft	18	(21)
Proceeds from option and warrant exercises	2,958	417
Excess tax benefit associated with equity-based compensation	7,096	1,850
Payments for repurchase of common stock	-	(41,311)
Payments for cash dividends	(28,496)	(32,203)
Tax withholdings related to net share settlements of restricted stock units	(6,729)	(6,359)
Distributions to noncontrolling interests	(371)	(43)
Debt issuance costs	(125)	(3,120)
Net cash used in financing activities	(163,873)	(126,206)

Net increase in cash and equivalents	7,813	1,271
Cash and equivalents at beginning of period	13,591	14,353
Cash and equivalents at end of period	$21,404	$15,624

ADDITIONAL STATISTICS
(Dollars in thousands)

Solid Waste Internal Growth: The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended June 30, 2015:

Three months ended June 30, 2015
Solid Waste Internal Growth: Core Price	2.9%
Surcharges	(0.1%)
Volume	2.4%
Recycling	(0.5%)
Total Solid Waste Internal Growth	4.7%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ending June 30, 2014 and 2015:

	Three Months Ended June 30, 2014
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$322,763	$(903)	$321,860	61.3%
Solid Waste Disposal and Transfer	158,913	(61,091)	97,822	18.7%
Solid Waste Recycling	14,836	(485)	14,351	2.7%
E&P Waste Treatment, Recovery and Disposal	82,646	(3,717)	78,929	15.1%
Intermodal and Other	11,970	(239)	11,731	2.2%
Total	$591,128	$(66,435)	$524,693	100.0%

	Three Months Ended June 30, 2015
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$342,583	$(981)	$341,602	64.3%
Solid Waste Disposal and Transfer	171,932	(64,838)	107,094	20.1%
Solid Waste Recycling	12,332	(278)	12,054	2.3%
E&P Waste Treatment, Recovery and Disposal	55,851	(3,362)	52,489	9.9%
Intermodal and Other	18,073	-	18,073	3.4%
Total	$600,771	$(69,459)	$531,312	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three month periods ending June 30, 2014 and 2015:

	Three months ended June 30,
	2014	2015
Solid waste, net	$3,655	$6,199
E&P waste	-	5,161
Acquisitions, net	$3,655	$11,360

ADDITIONAL STATISTICS (continued)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three and six month periods ending June 30, 2014 and 2015:

	Three months ended June 30,		Six months ended June 30,
	2014	2015	2014	2015
Cash Interest Paid	$19,188	$21,083	$31,030	$28,127
Cash Taxes Paid	40,612	32,072	41,261	32,535

Debt to Book Capitalization as of June 30, 2015: 46%

Internalization for the three months ended June 30, 2015: 53%

Days Sales Outstanding for the three months ended June 30, 2015: 44 (29 net of deferred revenue)

Share Information for the three months ended June 30, 2015:

Basic shares outstanding	124,079,184
Dilutive effect of options and warrants	31,246
Dilutive effect of restricted stock units	241,632
Diluted shares outstanding	124,352,062

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company's operations. Waste Connections defines adjusted EBITDA as net income, plus income tax provision, plus interest expense, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments or other operating charges, plus other expense, less other income. The Company further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

	Three months ended June 30,		Six months ended June 30,
	2014	2015	2014	2015
Net Income	$62,900	$57,641	$112,122	$109,723
Plus: Income tax provision	40,537	37,153	74,470	71,020
Plus: Interest expense	15,940	15,322	32,851	31,018
Plus: Depreciation and amortization	63,825	66,903	126,378	131,208
Plus: Closure and post-closure accretion	861	987	1,739	1,942
Plus/less: Impairments and other operating charges (gains) (a)	(1,074)	(316)	(549)	346
Plus/less: Other expense (income), net	(911)	(92)	(1,053)	128
Adjustments:
Plus: Acquisition-related costs (b)	390	82	648	594
Adjusted EBITDA	$182,468	$177,680	$346,606	$345,979

As % of revenues	34.8%	33.4%	34.4%	33.4%

____________________________________

(a)	Reflects the addback of impairments and other operating charges (gains).
(b)	Reflects the addback of acquisition-related transaction costs.

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands)

Reconciliation of Free Cash Flow:

Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company's operations. Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Other companies may calculate free cash flow differently.

	Three months ended June 30,		Six months ended June 30,
	2014	2015	2014	2015
Net cash provided by operating activities	$134,724	$156,647	$279,681	$319,217
Plus/Less: Change in book overdraft	(117)	(47)	18	(21)
Plus: Proceeds from disposal of assets	4,551	692	5,863	1,290
Plus: Excess tax benefit associated with equity-based compensation	2,036	371	7,096	1,850
Less: Capital expenditures for property and equipment	(48,087)	(60,464)	(83,679)	(102,170)
Less: Distributions to noncontrolling interests	-	-	(371)	(43)
Free cash flow	$93,107	$97,199	$208,608	$220,123

As % of revenues	17.7%	18.3%	20.7%	21.2%

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Share:

Adjusted net income and adjusted net income per diluted share, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. Management uses adjusted net income and adjusted net income per diluted share as one of the principal measures to evaluate and monitor ongoing financial performance of the Company's operations. Waste Connections provides adjusted net income to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income has limitations due to the fact that it excludes items that have an impact on the Company's financial condition and results of operations. Adjusted net income and adjusted net income per diluted share are not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted net income and adjusted net income per diluted share differently.

	Three months ended June 30,		Six months ended June 30,
	2014	2015	2014	2015
Reported net income attributable to Waste Connections	$62,664	$57,360	$111,679	$109,184
Adjustments:
Amortization of intangibles (a)	6,720	7,264	13,456	14,263
Acquisition-related costs (b)	390	82	648	594
Impairments and other operating charges (gains) (c)	(1,074)	(316)	(549)	346
Tax effect (d)	(2,315)	(2,696)	(5,198)	(5,830)
Impact of deferred tax adjustment (e)	-	-	1,220	-
Adjusted net income attributable to Waste Connections	$66,385	$61,694	$121,256	$118,557

Diluted earnings per common share attributable to Waste Connections' common stockholders:
Reported net income	$0.50	$0.46	$0.89	$0.88
Adjusted net income	$0.53	$0.50	$0.97	$0.95
____________________________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the elimination of acquisition-related transaction costs.
(c)	Reflects the addback of impairments and other operating charges (gains).
(d)	The aggregate tax effect of the adjustments in footnotes (a) through (c) is calculated based on the applied tax rates for the respective periods.
(e)

Reflects the elimination of an increase to the income tax provision associated with an increase in the Company's deferred tax liabilities resulting from the enactment of New York State's 2014-2015 Budget Act on March 31, 2014.

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